UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EMBARK TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

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On May 25, 2023, Embark Technology, Inc, (“Embark”) sent the following e-mail communication to its employees:

Dear Embarkers,

Today marks an exciting new chapter for Embark.

I am happy to announce that we have entered into a definitive agreement with Applied Intuition, Inc., a tooling and software provider for autonomous vehicle development, to acquire 100% of the outstanding shares of Embark Technology, Inc. (NASDAQ: EMBK) in an all-cash transaction valued at $71 million ($2.88 per share).

Applied Intuition and Embark share a common mission to accelerate the world’s adoption of safe and intelligent machines. In fact, Embark has used Applied Intuition as our preferred simulation solution for developing Embark Driver since 2019. Applied’s software solutions make it faster, safer, and easier to bring autonomous systems to market. Autonomy programs across industries, and 17 of the top 20 global automotive OEMs rely on Applied’s solutions to develop, test, and deploy autonomous systems at scale. You can learn more about Applied Intuition at https://applied.co.

The technology that we have built at Embark over the last 7 years will be used to further improve Applied Intuition’s offerings for their customers and continue to move the automated vehicle industry forward. Following the closing, Applied intends to sunset Embark’s fleet of test vehicles.

What does this mean for you?

All current Embark employees will participate in one or both of the upcoming integration work streams:

1.	Transition Activities - This includes documentation and knowledge transfer for Embark’s tech between now and deal closing as well as hand-over of HR, IT, Accounting, etc. The length of time required for transition activities will vary depending on the workstream.

2.	Interview Process - Applied wants to bring on a subset of Embark’s employees in order to leverage Embark’s 7+ years of expertise and support the development and integration of Embark’s technology into Applied’s products. The next step for this group will be an interview process conducted by Applied in order to identify if there is a fit.

We will send a follow-up email this morning letting you know which integration activities are relevant to you. As we previously committed, upon the completion of the requested integration activities (including participating in the interview process if applicable), if you no longer have a go-forward role (either because you did not receive an offer from Applied or because you elected not to accept the offer) you will receive the equivalent severance terms as was provided to folks on March 3.

Brandon and I want to thank all past and present employees for their contributions over the past 7 years. We appreciate everything you have done for the company, and we look forward to seeing where Applied takes the technology we have built.

Best,

Alex and Brandon

Additional Information and Where to Find It

Embark Technology, Inc. (“Embark”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Embark by Applied Intuition, Inc. (the “Transaction”). Embark plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Embark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which was filed with the SEC on March 28, 2023. To the extent that holdings of Embark’s securities have changed since the amounts set forth in the 2022 Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Embark will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EMBARK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction at the SEC’s website (https://www.sec.gov). Copies of Embark’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction will also be available, free of charge, at Embark’s investor relations website (https://investors.embarktrucks.com).

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Embark’s Board of Directors in approving the Transaction; expectations for Embark following the closing of the Transaction; and expectations for Embark if the Transaction does not close. Such forward-looking statements are subject to inherent risks and uncertainties, including those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Embark’s stockholders for the Transaction are not obtained on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Embark to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against the parties and others relating to the Transaction; (v) the effect of the announcement or pendency of the Transaction on Embark’s assets, liabilities or financial condition; (vi) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (vii) the risk that Embark’s stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; and (viii) other risks and uncertainties detailed in the periodic reports that Embark files with the SEC, including the 2022 Annual Report and the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2022, each of which may be obtained on the investor relations section of Embark’s website (https://investors.embarktrucks.com). If any of these risks or uncertainties materialize, or if any of Embark’s assumptions prove incorrect, Embark’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to Embark as of the date of this communication, and Embark does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

On May 25, 2023, Embark delivered the following communication to its current and former employees through Slack:

Dear Embarkers Alumni,

Today we shared some news about the future of Embark.

I am pleased to announce that we have entered into a definitive agreement with Applied Intuition, Inc., a tooling and software provider for autonomous vehicle development, to acquire 100% of the outstanding shares of Embark Technology, Inc. (NASDAQ: EMBK) in an all-cash transaction valued at $71 million ($2.88 per share).

Applied Intuition and Embark share a common mission to accelerate the world’s adoption of safe and intelligent machines. In fact, Embark has used Applied Intuition as our preferred simulation solution for developing Embark Driver since 2019. Applied’s software solutions make it faster, safer, and easier to bring autonomous systems to market. Autonomy programs across industries, and 17 of the top 20 global automotive OEMs rely on Applied’s solutions to develop, test, and deploy autonomous systems at scale. You can learn more about Applied Intuition at https://applied.co.

The technology that we have built at Embark over the last 7 years will be used to further improve Applied Intuition’s offerings for their customers and continue to move the automated vehicle industry forward. Following the closing, Applied intends to sunset Embark’s fleet of test vehicles.

While you weren’t here for the last part of our ride together, Brandon and I would like to thank you all for all your contributions over the past 7 years. I appreciate everything each one of you has done for the company.

I am personally excited to see where Qasar Younis, Co-Founder and CEO of Applied Intuition, Peter Ludwig, Co-Founder and CTO, and their entire team will take the technology we have built.

Alex & Brandon

Press release: https://www.prnewswire.com/news-releases/applied-intuition-inc-to-acquire-embark-technology-inc-to-enhance-its-products-for-autonomous-vehicle-development-301835134.html

Confidentiality reminder

As reporters might cover this news, remember our confidentiality guidelines.

•	Until the deal closes, Embark is still a public company - DO NOT talk to reporters.
•	If a reporter reaches out to you, don’t respond but DM @Sid immediately. If a reporter calls you on the phone, say “No comment.”

Additional Information and Where to Find It

Embark Technology, Inc. (“Embark”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Embark by Applied Intuition, Inc. (the “Transaction”). Embark plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Embark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which was filed with the SEC on March 28, 2023. To the extent that holdings of Embark’s securities have changed since the amounts set forth in the 2022 Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Embark will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EMBARK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction at the SEC’s website (https://www.sec.gov). Copies of Embark’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Embark with the SEC in connection with the Transaction will also be available, free of charge, at Embark’s investor relations website (https://investors.embarktrucks.com).

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Embark’s Board of Directors in approving the Transaction; expectations for Embark following the closing of the Transaction; and expectations for Embark if the Transaction does not close. Such forward-looking statements are subject to inherent risks and uncertainties, including those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Embark’s stockholders for the Transaction are not obtained on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Embark to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against the parties and others relating to the Transaction; (v) the effect of the announcement or pendency of the Transaction on Embark’s assets, liabilities or financial condition; (vi) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (vii) the risk that Embark’s stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; and (viii) other risks and uncertainties detailed in the periodic reports that Embark files with the SEC, including the 2022 Annual Report and the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2022, each of which may be obtained on the investor relations section of Embark’s website (https://investors.embarktrucks.com). If any of these risks or uncertainties materialize, or if any of Embark’s assumptions prove incorrect, Embark’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to Embark as of the date of this communication, and Embark does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.